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                                                                  Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports, included in the Form 10-K, into Gables Residential Trust's previously filed Registration Statements on Form S-8 (File Nos. 333-00618, 33-83054 and 333-27177) and Form S-3 (File Nos. 33-89000, 333-40, 333-13651,
333-30093, 333-41999, 333-68359, 333-75999 and 333-78389).

/s/ Arthur Andersen LLP

Atlanta, Georgia
March 28, 2000